UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	81-4552413
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 250
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, $0.0001 par value	The Nasdaq Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: _____________ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrant’s Securities to be Registered.
This registration statement on Form 8-A relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the common stock, par value $0.0001 per share (the “Common Stock”), of FirstSun Capital Bancorp (the “Registrant”) in connection with the listing of the Common Stock on The Nasdaq Stock Market LLC.
The description of the Common Stock to be registered hereunder is contained under the caption “Description of Capital Stock of FirstSun” in the Registrant’s registration statement on Form S-4, as amended (No. 333-277799), and is incorporated by reference herein and made a part hereof.
Item 2.     Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRSTSUN CAPITAL BANCORP
Date: July 11, 2024	By:	/s/ Neal E. Arnold
Neal E. Arnold
	Title:	President and Chief Executive Officer